EXHIBIT 10.1





                                    FOOTSTAR


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                    Employment Agreement for Jeffrey Shepard

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                                    FOOTSTAR


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                    Employment Agreement for Jeffrey Shepard

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  1.     Definitions.............................................................................................1
  2.     Term of Employment......................................................................................2
  3.     Position, Duties and Responsibilities...................................................................2
  4.     Base Salary.............................................................................................3
  5.     Annual Incentive Awards.................................................................................3
  6.     Long-Term Stock Incentive Programs......................................................................3
  7.     Employee Benefit Programs...............................................................................3
  8.     Reimbursement of Business and Other Expenses............................................................4
  9.     Termination of Employment...............................................................................4
 10.     Confidentiality; Cooperation with Regard to Litigation.................................................11
 11.     Non-competition........................................................................................12
 12.     Non-solicitation of Employees..........................................................................13
 13.     Remedies...............................................................................................14
 14.     Resolution of Disputes.................................................................................14
 15.     Indemnification........................................................................................14
 16.     Excise Tax Gross-Up....................................................................................15
 17.     Deferred Compensation..................................................................................17
 18.     Effect of Agreement on Other Benefits..................................................................17
 19.     Assignability; Binding Nature..........................................................................17
 20.     Representation.........................................................................................17
 21.     Entire Agreement.......................................................................................17
 22.     Amendment or Waiver....................................................................................17
 23.     Severability...........................................................................................18
 24.     Survivorship...........................................................................................18
 25.     Beneficiaries/References...............................................................................18
 26.     Governing Law/Jurisdiction.............................................................................18
 27.     Notices................................................................................................18
 28.     Headings...............................................................................................19
 29.     Counterparts...........................................................................................19

                              EMPLOYMENT AGREEMENT
                              --------------------

           AGREEMENT, made and entered into as of the 28th day of October, 2005 by and between Footstar, Inc., a Delaware corporation and Footstar Corporation, a Texas Corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Jeffrey Shepard (the "Executive").

                                   WITNESSETH:
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           WHEREAS, the Company desires to employ the Executive pursuant to an agreement embodying the terms of such employment (this "Agreement") and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

           NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

           1. Definitions.
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          (a)  "Approved Early Retirement" shall have the meaning set forth in
               Section 9(g) below.

          (b) "Base Salary" shall have the meaning set forth in Section 4 below.

          (c)  "Board" shall mean the Board of Directors of the Company.

          (d)  "Cause" shall have the meaning set forth in Section 9(c) below.

          (e)  "Confidential Information" shall have the meaning set forth in
               Section 10(c) below.

          (f) "Constructive Termination Without Cause" shall have the meaning set forth in Section 9(d) below.

          (g) "Effective Date" shall have the meaning set forth in Section 2 below.

          (h) "1996 ICP" shall have the meaning set forth in Section 5(a) below.

          (i) "Kmart Agreement" shall mean the Amended and Restated Master Agreement made and entered into as of August 24, 2005 by and between Kmart Corporation , the Company and related entities.

          (j) "Normal Retirement" shall have the meaning set forth in Section 9(g) below.

          (k) "Plan of Reorganization" shall mean the "Debtors First Amended Joint Plan of Reorganization" as it may be amended from time to time, filed in connection with the Company's cases under Chapter 11 of the U.S. Bankruptcy Code.

          (l) "Restriction Period" shall have the meaning set forth in Section 11 below.

          (m) "SERP" shall mean the Supplemental Retirement Plan for Senior Management of Footstar, Inc., effective October 14, 1996, as amended and restated effective June 19, 2002, as amended from time to time.

          (n) "Severance Period" shall mean the period of 24 months following the termination of the Executive's employment.

          (o) "Subsidiary" shall have the meaning set forth in Section 10(d) below.

          (p) "Term of Employment" shall have the meaning set forth in Section 2 below.

           2. Term of Employment.
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           The term of the Executive's employment under this Agreement shall commence on the date this agreement is fully executed subject only to the Company's emergence from bankruptcy pursuant to its Plan of Reorganization (the "Effective Date") and end on December 31, 2008 (the "Original Term of Employment") or, if sooner, the date Executive's employment is terminated pursuant to Section 9. Thereafter the Original Term of Employment shall be automatically renewed for successive one-year terms ("Renewal Terms") unless at least 90 days prior to the expiration of the Original Term of Employment or any Renewal Term, either Party notifies the other Party in writing that he or it is electing to terminate this Agreement at the expiration of the then current Term of Employment. "Term of Employment" shall mean the Original Term of Employment and all Renewal Terms. If the Executive elects not to renew this Agreement, his employment termination following the expiration of the Term of Employment shall be treated as a voluntary termination pursuant to Section 9(e) below. If the Company elects not to renew this Agreement, the Executive's employment termination following the expiration of the Term of Employment shall be treated as a termination without Cause under Section 9(f) below.

           3. Position, Duties and Responsibilities.
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           (a) Generally. Executive shall serve as an Executive Vice President to the Company as well as Chief Executive Officer and President of the Company's Meldisco Division until such date as Dale Hilpert shall no longer serve as the Company's Chief Executive Officer and President whereupon Executive shall cease to hold such positions and replace Mr. Hilpert as the Company's Chief Executive Officer and President. Executive shall have and perform such duties, responsibilities, and authorities as shall be specified by the Company from time to time and as are customary for a Chief Executive Officer and President of a publicly held corporation (or prior to the date he holds such positions, as are customary of an executive vice president and chief executive officer and president of a significant operating division of a publicly held corporation) of the size, type, and nature of the Company as they may exist from time to time and as are consistent with such position and status. Executive shall devote all of his business time and attention (except for periods of vacation or absence due to illness), and his best efforts, abilities, experience, and talent to his position and the businesses of the Company.

           (b) Other Activities. Anything herein to the contrary notwithstanding, nothing in this Agreement shall preclude the Executive from (i) engaging in charitable activities and community affairs and (ii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities under this Agreement. Unless approved in writing by the Board, the Executive may not serve on the board of directors of any corporation or the board of any association and/or charitable organization.

           4. Base Salary.
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           The Executive shall be paid an annualized salary, payable in accordance with the regular payroll practices of the Company, of not less than $650,000, subject to annual review for increase at the discretion of the Compensation Committee of the Board ("Base Salary").

           5. Other Awards.
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           (a) Incentive Awards. The Executive shall participate in the Company's 1996 Incentive Compensation Plan (the "1996 ICP") under which he shall be afforded the opportunity to earn no less than 100% of Base Salary per year if targets are achieved or in a successor plan to the 1996 ICP that provides the Executive with an equivalent opportunity. Measurement of Company performance and payment of incentive awards shall be done seasonally and in accordance with the Company's practice with respect to the incentive awards for other senior-level executives.

           (b) Retention Bonuses. The Executive shall receive $158,437.50 on each July 1st and December 31st of 2006, 2007 and 2008 if the Executive continues to be employed by the Company through the date such payments are due.

           (c) Emergence Payments. The Executive shall receive the payments approved and not yet paid under the Order entered in the U.S. Bankruptcy Court on May 6, 2004, immediately upon the Company's emergence from bankruptcy pursuant to its Plan of Reorganization.

           6. Long-Term Stock Incentive Programs.
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           (a) General. The Executive shall be eligible to participate in and to receive stock incentive awards under the 1996 ICP and any successor plan.

           (b) Effective Date Award. On the Effective Date, the Company shall grant Executive a restricted stock grant of 130,000 shares of the Company's common stock, which restrictions shall lapse only upon certain terminations of the Executive's employment as provided in Section 9 below. Prior to the Effective Date, the Executive may elect that the Company grant him restricted stock units with comparable vesting terms in lieu of the restricted stock provided for herein.

           7. Employee Benefit Programs.
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           (a) General Benefits. During the Term of Employment, the Executive shall be entitled to participate in such employee pension and welfare benefit plans and programs of the Company and such perquisite programs as are made available to the Company's senior-level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, health, medical, dental, long-term disability, travel accident and life insurance plans, participation in executive health, tax preparation and financial planning programs.

           (b) SERP. The Executive, or in the event of Executive's death, his beneficiary, shall be entitled to accrue benefits under the supplemental executive retirement plan ("SERP"), in accordance with the terms of such Plan.

           8. Reimbursement of Business and Other Expenses.
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           The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall promptly reimburse him for all such expenses, subject to documentation in accordance with the Company's policy.

           9. Termination of Employment.
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           (a) Termination Due to Death. In the event the Executive's employment with the Company is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to and their sole remedies under this Agreement shall be:

                (i) Base Salary through the date of death which shall be paid in a single lump sum not later than 15 days following the Executive's death;

                (ii) pro rata incentive award for any incomplete performance period of the year in which the Executive's death occurs, assuming that the Executive would have received award(s) equal to 100% of the target award for such performance period for any incomplete performance period, which shall be payable in a lump sum promptly (but in no event later than 15 days) after his death;

                (iii) lapse of all restrictions on any restricted stock award and restricted stock unit awards (including any performance-based restricted stock or restricted stock units) outstanding at the time of his death;

                (iv) immediate vesting of any matching grant under the Company's Switch to Equity Program ("STEP") and distribution of all deferred shares and matching shares, without restrictions, that are credited to Executive as of the date of death;

                (v) immediate vesting of all outstanding stock options and the right to exercise such stock options for a period of one year following death (or such longer period as may be provided in stock options granted to other similarly situated executive officers of the Company) or for the remainder of the exercise period, if less;

                (vi) immediate vesting of all outstanding awards under the Company's "Career Equity" program, payable in a cash lump sum promptly (but in no event later than 15 days) after his death;

                (vii) the balance of any incentive awards earned as of the date of death (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the Executive's death;

                (viii) the "lump sum value" payable under Article 7 of the SERP as if the Executive's death occurred on the day after a "change in control" as defined in the SERP; and

                (ix) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

           (b) Termination by the Company due to Disability.

           The Company shall provide the Executive with at least fifteen (15) days advance written notice that it is terminating Executive's employment on account of Disability. For purposes of this Agreement, "Disability" means a condition that qualifies the Executive to receive benefits under the Company's Long-Term Disability Plan. In the event the Executive's employment with the Company is terminated due to his Disability, then the Executive shall be entitled to and his sole remedies under this Agreement shall be:

                (i) Base Salary through the date of employment termination, which shall be paid in a single lump sum not later than 15 days following the employment termination;

                (ii) $1,950,000 payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment less the aggregate of any payments made to the Executive under Section 5(b) above;

                (iii) pro rata incentive award for any incomplete performance period of the year in which the Executive's employment termination occurs, assuming that the Executive would have received award(s) equal to 100% of the target award for such performance period for any incomplete performance period, which shall be payable in a lump sum promptly (but in no event later than 15 days) after his employment termination;

                (iv) lapse of all restrictions on any restricted stock award and restricted stock unit awards (including any performance-based restricted stock or restricted stock units) outstanding at the time of his employment termination;

                (v) immediate vesting of any matching grant under STEP and distribution of all deferred shares and matching shares, without restrictions, that are credited to Executive as of the date of employment termination;

                (vi) immediate vesting of all outstanding stock options and the right to exercise such stock options for a period of one year following his date of employment termination (or such longer period as may be provided in stock options granted to other similarly situated executive officers of the Company) or for the remainder of the exercise period, if less;

                (vii) immediate vesting of all outstanding awards under the Company's "Career Equity" program, payable in a cash lump sum promptly (but in no event later than 15 days) after his employment termination;

                (viii) the balance of any incentive awards earned (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the date of the Executive's employment termination;

                (ix) continuation of medical, dental and life insurance coverage for two years on the same terms and conditions as described in this Agreement, by the same or equivalent medical, dental and life insurance coverages as in effect for the Executive immediately prior to the date employment terminates but if, during such two year period, the Executive is precluded from continuing his participation in any Company plan or program or, if no such plan or program exists due to the Company's (or a successor's) failure to maintain any such plan or program, then the Company shall pay to the Executive a cash amount on an after-tax basis sufficient to pay the cost to the Executive of obtaining such coverage for the relevant period, as long as the Executive provides evidence to the Company that he has actually obtained such coverage. Such cash amount shall be paid to the Executive quarterly in advance of the date the premiums are due. If the Company is providing comparable coverage, it shall be acceptable for the Company to convert group life insurance coverage to portable term insurance. The Executive shall complete such paperwork and obtain such physical examinations as shall be necessary for the Company to obtain any coverage under this paragraph. For purposes of calculating COBRA eligibility, the COBRA period shall be deemed to run concurrently with the continuation of coverage provided herein;

                (x) the "lump sum value" payable under Article 7 of the SERP as if the Executive's employment termination occurred on the day after a "change in control" as defined in the SERP; and

                (xi) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

           (c) Termination by the Company for Cause.

                (i) "Cause" shall mean:

                     (A) the Executive's willful and material breach of Sections 3, 10, 11 or 12 of this Agreement;

                     (B) the Executive is convicted of a felony; or

                     (C) the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material harm to the financial condition or reputation of the Company.

For purposes of this Agreement, an act or failure to act on Executive's part shall be considered "willful" if it was done or omitted to be done by him not in good faith, and shall not include any act or failure to act resulting from any incapacity of Executive.

                (ii) A termination for Cause shall not take effect unless the provisions of this paragraph (ii) are complied with. The Executive shall be given written notice by the Company of its intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within 180 days of the Company's learning of such act or acts or failure or failures to act. The Executive shall have 10 days after the date that such written notice has been given to him in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Executive shall then be entitled to a hearing before the Compensation Committee of the Board at which the Executive is entitled to appear. Such hearing shall be held within 21 days of such notice to the Executive, provided he requests such hearing within 10 days of the written notice from the Company of the intention to terminate him for Cause. If, within five days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause. Such hearing shall not limit any other review as set forth in this Agreement on a de novo basis.

                (iii) In the event the Company terminates the Executive's employment for Cause, he shall be entitled to and his sole remedies under this Agreement shall be:

                     (A) Base Salary through the date of the termination of his employment for Cause, which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                     (B) any incentive awards earned (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment; and

                     (C) other or additional benefits then due or earned in accordance with applicable plans or programs of the Company including but not limited to the STEP and Career Equity program.

           (d) "Constructive Termination Without Cause" shall mean a termination of the Executive's employment at his initiative following the occurrence, without the Executive's written consent, of one or more of the following events (except as a result of a prior termination):

                     (A) an assignment of any duties to Executive which are materially inconsistent with his status as a senior executive of the Company, that is not cured within 10 days of Executive's advance written notice of such occurrence;

                     (B) a decrease in annual Base Salary or in the target incentive award annual opportunity below 100% of Base Salary, that is not cured within 10 days of Executive's advance written notice of such occurrence;

                     (C) any other failure by the Company to perform any material obligation under, or breach by the Company of any material provision of, this Agreement that is not cured within 30 days of Executive's advance written notice of such occurrence;

                     (D) any failure to secure the agreement of any successor corporation to the Company or successor to the Company's business (whether by sale of stock or assets) to fully assume the Company's obligations under this Agreement, that is not cured within 10 days of Executive's advance written notice of such occurrence;

                     (E) a termination of the Executive's employment at his initiative as provided in this Section following the relocation of his principal place of employment outside a 35-mile radius of his principal place of employment as of the Effective Date; or

                     (F) a termination of the Executive's employment at his initiative following the acquisition, by any person or entity, the business of the Company, whether by virtue of the sale of the stock or assets of the Company; provided that the Executive does not accept an offer of comparable employment from such person or entity. For purposes of this subsection "comparable employment" shall mean employment (i) where the Executive performs substantially the same duties performed by the Executive immediately prior to the acquisition and no duties that are inconsistent with the Executive's then status as an executive (except that employment shall not fail to be considered "comparable employment" merely because the Company becomes a freestanding division of a larger corporation); (ii) Executive receives at least the same salary rate and bonus in effect immediately prior to the acquisition; (iii) Executive receives an equivalent target annual bonus opportunity; (iv) Executive is eligible for substantially comparable employee benefits in the aggregate to the employee benefits applicable immediately prior to the acquisition, including, without limitation, equivalent severance benefits offered under this Agreement, life insurance, retirement benefits and supplemental retirement benefits; and (v) Executive's principal place of employment that is not more than 35 miles from Executive's principal place of employment on the Effective Date.

           (e) Voluntary Termination. In the event of a termination of employment by the Executive on his own initiative after delivery of 10 business days advance written notice (or if the Company elects to extend such termination date, in the event of an employment termination no later than 30 days beyond the termination date specified by the Executive in his notice), other than a termination due to death, Disability, a Constructive Termination Without Cause, or Approved Early Retirement or Normal Retirement pursuant to Section 9(g) below, the Executive shall have the same entitlements as provided in Section 9(c)(iii) above for a termination for Cause. In the event the Company elects to extends the Executive's employment beyond the ten business day notice period, the Company shall provide Executive with the following in a single lump sum not later than 15 days following the Executive's termination of employment (i) a pro rata incentive award for the performance period in which the Executive's employment terminates for the additional period employed as a result of such extension assuming that the Executive would have incentive awards for the entire year equal to 100% of Base Salary for such year (or such higher percentage of Base Salary as is payable for achievement of targeted performance during the relevant period); and (ii) a pro rata retention bonus, calculated by multiplying the next scheduled retention bonus payable under Section 5(b) by a fraction the numerator of which is the number of additional days the Executive is employed as a result of such extension and the denominator of which is the number of days between the last retention bonus payment and the next scheduled bonus payment.

           (f) Termination Without Cause or Constructive Termination Without Cause. In the event the Executive's employment with the Company is terminated without Cause (which termination shall be effective as of the date specified by the Company in a written notice to the Executive), other than due to death or Disability, or in the event there is a Constructive Termination Without Cause (as defined above), then subject to Sections 9(k) and 17 below, the Executive shall be entitled to and his sole remedies under this Agreement shall be:

                (i) Base Salary through the date of termination of the Executive's employment, which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                (ii) $1,950,000 payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment less the aggregate of any payments made to the Executive under Section 5(b) above;

                (iii) pro rata incentive award for any incomplete performance period of the year in which the Executive's employment termination occurs, assuming that the Executive would have received award(s) equal to 100% of the target award for such performance period for any incomplete performance period, which shall be payable in a lump sum promptly (but in no event later than 15 days) after his employment termination;

                (iv) lapse of all restrictions on any restricted stock award and restricted stock unit awards (including any performance-based restricted stock or restricted stock units) outstanding at the time of his employment termination;

                (v) immediate vesting of any matching grant under STEP and distribution of all deferred shares and matching shares, without restrictions, that are credited to Executive as of the date of employment termination;

                (vi) immediate vesting of all outstanding stock options and the right to exercise such stock options during the Severance Period or for the remainder of the exercise period, if less;

                (vii) immediate vesting of all outstanding awards under the "Career Equity" program, payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment;

                (viii) the balance of any incentive awards earned (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                (ix) continuation of medical, dental and life insurance coverage for the Severance Period (or if shorter until the Executive is covered under plans and programs of an employer providing comparable coverage) on the same terms and conditions as described in this Agreement, by the same or equivalent medical, dental and life insurance coverages as in effect for the Executive immediately prior to the date employment terminates but if, during the Severance Period, the Executive is precluded from continuing his participation in any Company plan or program or, if no such plan or program exists due to the Company's (or successor's) failure to maintain any such plan or program, then the Company shall pay to the Executive a cash amount on an after-tax basis sufficient to pay the cost to the Executive of obtaining such coverage for the relevant period, as long as the Executive provides evidence to the Company that he has actually obtained such coverage. Such cash amount shall be paid to the Executive quarterly in advance of the date the premiums are due. If the Company is providing comparable coverage, it shall be acceptable for the Company to convert group life insurance coverage to portable term insurance. The Executive shall complete such paperwork and obtain such physical examinations as shall be necessary for the Company to obtain any coverage under this paragraph. For purposes of this clause, coverage shall not be comparable unless affords the Executive (or his dependents) coverage for any condition for which he or such dependent are being treated and covered under this Agreement. For purposes of calculating COBRA eligibility, the COBRA period shall be deemed to run concurrently with the continuation of coverage provided herein; and

                (x) the "lump sum value" payable under Article 7 of the SERP as if the Executive's employment termination occurred on the day after a "change in control" as defined in the SERP;

                (xi) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

           (g) Approved Early Retirement or Normal Retirement. Upon the Executive's Approved Early Retirement or Normal Retirement, then subject to Sections 9(k) and 17 below, the Executive shall be entitled to and his sole remedies under this Agreement shall be:

                (i) Base Salary through the date of termination of the Executive's employment, which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                (ii) pro rata incentive award for the period in which termination occurs, based on the performance valuation at the end of such period and payable in a cash lump sum promptly after results are determined (but in no event later than 15 days after such determination);

                (iii) lapse of all restrictions on any restricted stock award and restricted stock unit awards (including any performance-based restricted stock or restricted stock units) outstanding at the time of his employment termination;

                (iv) continued vesting (as if the Executive remained employed by the Company) of any outstanding deferred shares as of the date of termination of employment, including any matching grant, under the Company's STEP program:

                (v) continued vesting of all outstanding stock options and the right to exercise such stock options for a period of one year following the Executive's termination of employment (or such longer period as may be provided in stock options granted to other similarly situated executive officers of the Company) or for the remainder of the exercise period, if less;

                (vi) continued vesting (as if Executive remained employed by the Company) of all outstanding awards under the "Career Equity" program payable in a cash lump sum promptly following such vesting (but in no event later than 15 days thereafter);

                (vii) the balance of any incentive awards earned (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                (viii) the "lump sum value" payable under Article 7 of the SERP as if the Executive retired on the day after a "change in control" as defined in the SERP;

                (ix) settlement of all deferred compensation arrangements in accordance with the Executive's duly executed Deferral Election Forms or the terms of any mandatory deferral;

                (x) continuation of medical, dental and life insurance coverage for two years (or if shorter until the Executive is covered under plans and programs of an employer providing comparable coverage) on the same terms and conditions as described in this Agreement, by the same or equivalent medical, dental and life insurance coverages as in effect for the Executive immediately prior to the date employment terminates but only to the extent that the Executive is not participating in the Company's retiree medical program and has not obtained comparable coverage from a subsequent employer. If, during the two year period, the Executive is precluded from continuing his participation in any Company plan or program (including any retiree medical program) or, if no such plan or program exists due to the Company's (or successor's) failure to maintain any such plan or program, then the Company shall pay to the Executive a cash amount on an after-tax basis sufficient to pay the cost to the Executive of obtaining such coverage for the relevant period, as long as the Executive provides evidence to the Company that he has actually obtained such coverage. Such cash amount shall be paid to the Executive quarterly in advance of the date the premiums are due. If the Company is providing comparable coverage, it shall be acceptable for the Company to convert group life insurance coverage to portable term insurance. The Executive shall complete such paperwork and obtain such physical examinations as shall be necessary for the Company to obtain any coverage under this paragraph. For purposes of this clause, coverage shall not be deemed comparable unless it affords the Executive (or his dependents) coverage for any condition for which he or such dependents are being treated and covered under the terms of this Agreement. For purposes of calculating COBRA eligibility, the COBRA period shall be deemed to run concurrently with the continuation of coverage provided herein; and

                (xi) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company including, if the Executive is eligible to participate in such program, any retiree health plan.

           "Approved Early Retirement" shall mean the Executive's voluntary termination of employment with the Company at or after attaining age 55 with at least 10 years of service but prior to attaining Normal Retirement age, if such termination is approved in advance by the Compensation Committee.

           "Normal Retirement" shall mean the Executive's voluntary termination of employment with the Company at or after the later of (i) the expiration of the Original Term of Employment (or if earlier, the date the Kmart Agreement is terminated) and (ii) the date the Executive attains age 60 with 10 years of service.

           (h) No Mitigation; No Offset. In the event of any termination of employment under this Section 9, the Executive shall be under no obligation to seek other employment; amounts due the Executive under this Agreement shall not be offset by any remuneration attributable to any subsequent employment that he may obtain.

           (i) Nature of Payments. Any amounts due under this Section 9 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

           (j) Exclusivity of Severance Payments. Upon termination of the Executive's employment during the Term of Employment, he shall not be entitled to any severance payments or severance benefits from the Company or any payments by the Company on account of any claim by him of wrongful termination, including claims under any federal, state or local human and civil rights or labor laws, other than the payments and benefits provided in this Section 9.

           (k) Release of Employment Claims. The Executive agrees, as a condition to receipt of the termination payments and benefits provided for in this Section 9, that he will execute a release agreement, in a form reasonably satisfactory to the Company, releasing any and all claims arising out of the Executive's employment (other than enforcement of this Agreement, the Executive's rights under any of the Company's incentive compensation and employee benefit plans and programs to which he is entitled under this Agreement, and any claim for any tort for personal injury not arising out of or related to his termination of employment).

           (l) Resignation as Officer or Director. The Executive shall be deemed to resign as an officer of the Company and as a director from the Board (and as an officer or director of any Subsidiary of the Company) effective as of the date of any employment termination, without any further action on his part. The Executive agrees to execute any documents confirming such resignation.

           10. Confidentiality; Cooperation with Regard to Litigation.
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           (a) During the Term of Employment and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to anyone except in good faith in the ordinary course of business to a person who will be advised by the Executive to keep such information confidential or make use of any Confidential Information, except when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires him to divulge, disclose or make accessible such information. In the event that the Executive is so ordered, he shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such order.

           (b) During the Term of Employment and thereafter, Executive shall not disclose the existence or contents of this Agreement beyond what is disclosed in the proxy statement or documents filed with the government unless and to the extent such disclosure is required by law, by a governmental agency, or in a document required by law to be filed with a governmental agency or in connection with enforcement of his rights under this Agreement. In the event that disclosure is so required, the Executive shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such requirement. This restriction shall not apply to such disclosure by him to members of his immediate family, his tax, legal or financial advisors, any lender, or tax authorities, or to potential future employers (but in the case of disclosure to future employers disclosure shall be limited to what is necessary to inform the employer of the scope of this covenant to the extent this document is not publicly available), each of whom shall be advised not to disclose such information.

           (c) "Confidential Information" shall mean all information that is not known or available to the public concerning the business of the Company or any Subsidiary relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. For this purpose, information known or available generally within the trade or industry of the Company or any Subsidiary shall be deemed to be known or available to the public. Confidential Information shall include information that is, or becomes, known to the public as a result of a breach by the Executive of the provisions of Section 10(a) above.

           (d) "Subsidiary" shall mean any corporation controlled directly or indirectly by the Company and any affiliate of the Company.

           (e) The Executive agrees to cooperate with the Company, during the Term of Employment and thereafter (including following the Executive's termination of employment for any reason), by making himself available to testify on behalf of the Company or any Subsidiary or affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any Subsidiary or affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any Subsidiary or affiliate of the Company, as requested. The Company agrees to reimburse the Executive, on an after-tax basis, for all reasonable expenses actually incurred in connection with his provision of testimony or assistance.

           11. Non-competition

           (a) During the Restriction Period (as defined in Section 11(b) below), the Executive shall not engage in Competition with the Company or any Subsidiary. "Competition" shall mean engaging in any activity, except as provided below, for a Competitor of the Company or any Subsidiary, whether as an employee, consultant, principal, agent, officer, director, partner, shareholder (except as a less than one percent shareholder of a publicly traded company) or otherwise; provided, however, that this provision shall not apply if the Company ceases to do business (including through a sale of all or substantially all of the assets of the Company to Kmart as contemplated by the Company's Master Agreement with Kmart Corporation) and there is no successor to the Company otherwise. A "Competitor" shall mean (i) Payless ShoeSource, Wal-Mart, Foot

Locker, Lady Foot Locker, Kids' Foot Locker, Kohl's, Rite Aid, Target, and J. C. Penney (and any successor or successors thereto), or (ii) the portion of any other corporation or other entity or start-up corporation or entity that is engaged in the Discount Retail Footwear Business within fifty (50) miles of any Discount Retail Footwear Business outlet in the United States of the Company or any Subsidiary, provided that a corporation or entity described in clause (ii) above shall not be deemed to be a Competitor if the Executive shall not either directly or indirectly oversee or manage the activities of such corporation or entity's division or unit engaged in the Discount Retail Footwear Business. If the Executive commences employment or becomes a consultant, principal, agent, officer, director, partner, or shareholder of any entity that is not a Competitor at the time the Executive initially becomes employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity, future activities of such entity shall not result in a violation of this provision unless (x) such activities were contemplated at the time the Executive initially became employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity (and the contemplation of such activities was known to the Executive) or (y) the Executive commences directly or indirectly overseeing or managing the activities which are competitive with the activities of the Company or Subsidiary. The Executive shall not be deemed indirectly overseeing or managing the activities which are competitive with the activities of the Company or Subsidiary so long as he does not regularly participate in discussions with regard to the competing business. For purposes of the foregoing, "Discount Retail Footwear Business" shall mean a group of four or more stores which primarily sells discount footwear.

           (b) For the purposes of this Section 11 and Section 12 below, "Restriction Period" shall mean the period beginning with the Effective Date and ending with:

                (i) in the case of a termination of the Executive's employment without Cause or a Constructive Termination Without Cause, the end of the Severance Period;

                (ii) in the case of a termination of the Executive's employment for Cause or voluntary termination of employment, the first anniversary of such termination;

                (iii) in the case of Approved Early Retirement or Normal Retirement pursuant to Section 9(g) above, the remainder of the Term of Employment.

           (c) Separate Covenants. The covenants contained in this Sections 10, 11 and 12, collectively, are separate and independent of the covenants contained in the Confidentiality and Non-Competition Agreement between the Company and the Executive attached hereto as Exhibit A, which agreement shall remain in full force and effect except that the reference therein to the Master Agreement between the Company and Kmart Corporation shall mean the Amended and Restated Master Agreement made and entered into as of August 24, 2005. In the event that
Section 10, 11 and 12 of this Agreement and the Confidentiality and Non-Competition Agreement shall conflict, the Company shall get the benefit of the provision that affords it the greatest protection.

           12. Non-solicitation of Employees.
               -----------------------------

           During the portion of the Restriction Period following the termination of the Executive's employment, the Executive shall not induce employees of the Company or any Subsidiary to terminate their employment. During the portion of the Restriction Period following the termination of the Executive's employment, the Executive shall not directly or indirectly hire any employee of the Company or any Subsidiary or any person who was employed by the Company or any Subsidiary within 180 days of such hiring. This covenant shall cease to apply if the Company ceases to do business (including through a sale of all or substantially all of the assets of the Company to Kmart as contemplated by the Company's Master Agreement with Kmart Corporation) and there is no successor to the Company otherwise.

           13. Remedies.
               --------

           In addition to whatever other rights and remedies the Company may have at equity or in law, if the Executive breaches any of the provisions contained in Sections 10, 11 or 12 above, the Company (a) shall have the right to immediately terminate all payments and benefits due under this Agreement and
(b) shall have the right to seek injunctive relief. The Executive acknowledges that such a breach would cause irreparable injury and that money damages would not provide an adequate remedy for the Company.

           14. Resolution of Disputes.
               ----------------------

           Any disputes arising under or in connection with this Agreement, other than seeking injunctive relief under Section 13, shall be resolved by binding arbitration, to be held at an office closest to the Company's principal offices in accordance with the rules and procedures of the American Arbitration Association, except that disputes arising under or in connection with Sections 10, 11 and 12 above shall be submitted to the federal or state courts in the State of New Jersey. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event the Executive prevails as to a material aspect of his action, the Company shall pay or reimburse the Executive all reasonable costs and expenses (including fees and disbursements of counsel) incurred by the Executive in seeking to enforce rights pursuant to this Agreement.

           15. Indemnification.
               ---------------

           (a) Company Indemnity. The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or any Subsidiary or is or was serving at the request of the Company or any Subsidiary as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, officer, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

           (b) No Presumption Regarding Standard of Conduct. Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 15(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

           (c) Liability Insurance. The Company agrees to continue and maintain a directors and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

           16. Excise Tax Gross-Up.
               -------------------

           If the Executive becomes entitled to one or more payments (with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property), whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (the "Total Payments"), which are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall pay to the Executive at the time specified below an additional amount (the "Gross-up Payment") (which shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax) such that the net amount retained by the Executive, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-up Payment provided for by this Section 16, but before reduction for any federal, state, or local income or employment tax on the Total Payments, shall be equal to the sum of (a) the Total Payments, and (b) an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Gross-up Payment in the Executive's adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made.

           For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax:

                (i) The Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent compensation consultants, counsel or auditors of nationally recognized standing ("Independent Advisors") selected by the Company and reasonably acceptable to the Executive, the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax;

                (ii) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the total amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above); and

                (iii) The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

           For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Executive's adjusted gross income); and
(C) to have otherwise allowable deductions for federal, state, and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in the Executive's adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to the Executive or otherwise realized as a benefit by the Executive) the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

           The Gross-up Payment provided for above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). If more than one Gross-up Payment is made, the amount of each Gross-up Payment shall be computed so as not to duplicate any prior Gross-up Payment. The Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Company may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); provided, however, that the Company's control over any such proceedings shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. The Executive shall cooperate with the Company in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-Up Payment hereunder.

           17. Deferred Compensation.
               ---------------------

           Notwithstanding anything to the contrary in this Agreement, payments hereunder will be deferred until 6 months after employment terminates to the extent necessary to satisfy Section 409A of the Code.

           18. Effect of Agreement on Other Benefits.
               -------------------------------------

           Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict the Executive's participation in any other employee benefit or other plans or programs in which he currently participates.

           19. Assignability; Binding Nature.
               -----------------------------

           This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred in connection with the sale or transfer of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that in the event of a sale or transfer of assets as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 25 below.

           20. Representation.
               --------------

           The Parties represent and warrant that each are fully authorized and empowered to enter into this Agreement and that the performance of their respective obligations under this Agreement will not violate any agreement between such Party and any other person, firm or organization.

           21. Entire Agreement.
               ----------------

           This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

           22. Amendment or Waiver.
               -------------------

           No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

           23. Severability.
               ------------

           The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

           24. Survivorship.
               ------------

           The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

           25. Beneficiaries/References.
               ------------------------

           The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

           26. Governing Law/Jurisdiction.
               --------------------------

           This Agreement shall be governed by and construed and interpreted in accordance with the laws of New Jersey without reference to principles of conflict of laws, except insofar as the Delaware General Corporation Law, federal laws and regulations may be applicable. Subject to Section 14, the Company and the Executive hereby consent to the jurisdiction of any or all of the following courts for purposes of resolving any dispute under this Agreement:
(i) the United States District Court for New Jersey, (ii) any of the courts of the State of New Jersey, or (iii) any other court having jurisdiction. The Company and the Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and the Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it or he may now or hereafter have to such jurisdiction and any defense of inconvenient forum.

           27. Notices.
               -------

           Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

                   If to the Company:      Footstar, Inc.
                                           933 MacArthur Boulevard
                                           Mahwah, New Jersey  07430
                                           Attention:  General Counsel

                   If to the Executive:    Jeffrey Shepard
                                           14 Bramshill Road
                                           Mahwah, NJ  07430

           28. Headings.
               --------

           The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

           29. Counterparts.
               ------------

           This Agreement may be executed in one or more counterparts. Once executed this Agreement shall be in full force and effect without further corporate action subject only to the Company's emergence from bankruptcy pursuant to its Plan of Reorganization.

           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                               FOOTSTAR, INC

                                               By:
                                                    ----------------------------
                                               Name:
                                               Title:


                                               FOOTSTAR CORPORATION

                                               By:
                                                    ----------------------------
                                               Name:
                                               Title:


                                               EXECUTIVE


                                               ---------------------------------
                                               Jeffrey Shepard